COLORMAX EXCLUSIVE DISTRIBUTORSHIP AGREEMENT


This Agreement is entered into this 6th day of July 1999 by and between Kimrose Holdings Limited (hereinafter referred to as "KHL"), Kowloon, Hong Kong and Nano Material Science, Inc. (hereinafter referred to as "NMS"), Kowloon, Hong Kong.

   WHEREAS, KHL is engaged in research, development and manufacturing of ColorMax Color Vision Enhancement Lenses, using its own proprietary technologies. KHL wishes to have its products offered for sale and distribution to various regions of the world.

   WHEREAS, NMS is in engaged in the business of distribution and representation of optical and related products.

   WHEREAS, KHL and NMS desire to work together to promote and sell the ColorMax products.

NOW, THEREFORE, for good consideration the parties hereto agree as follows:

1.    Products

      The products for which NMS shall act as exclusive sales distributor are as follows: ColorMax Lenses, ColorMax Vision Enhancement Lenses, ColorMax Color Test Software, New Color Vision Test and other products as may be added.

2.    Territory

      The Territory is defined as Canada.

3.    Appointment of ColorMax Distributor

      KHL hereby appoints NMS as its Exclusive Sales Distributor to solicit orders for the products in the territory. NMS hereby accepts the appointments and agrees to solicit orders and promote the products, subject to the terms and conditions of this Agreement.

4.    Purchase Orders and Customer Information

      NMS shall issue Purchase Orders with Customer Information to KHL for the production of Products.

5.    Quality of Products

      KHL will not be responsible for the quality and performance of ColorMax products, except for standard warranties and specifications.

6.    Marketing

      NMS shall distribute ColorMax products through licensed optical doctors in the Territory. NMS will not market ColorMax products outside of the Territory by means of direct mail or other media, without KHL's express written authorization.

  7.  Advertising

      NMS agrees to use reasonable commercial efforts to advertise, promote, sell or to arrange for advertising and sales of ColorMax products and NMS shall:

      a. Establish and maintain an organization to operate the business contemplated by this Agreement with adequate finances and staff capable of marketing, sales and promotion of ColorMax products throughout the Territory.
      b. NMS shall spend at least five (5%) of Product revenues for advertising and promotion of ColorMax products in each year. No less than thirty (30) days prior to commencement of any contract year, NMS shall submit to KHL a report on the advertising budget for ColorMax

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            Products for such  contract  year.  This  advertising  and promotion campaign will be done through the advertising company mutually selected and agreed by NMS and KHL.
      c. NMS shall submit to KHL, or as KHL may direct, for KHL's approval, samples of all press releases, printed and advertising materials intended to be used in connection with Products, before the same may be used. No materials shall be used by NMS on Products unless and until the same has been approved by KHL.
      d. KHL shall receive a detailed expense report of advertising by the end of each year and KHL reserves the right to inspect books and records of all sales of NMS.

8.    Exclusive Distributorship

      a. NMS shall have the right to distribute ColorMax products on an exclusive basis in the Territory.
      b. NMS shall pay three percent (3%) Royalty on the net wholesale amount to KHL or KHL's designee during the terms of this Agreement and any extension thereof.

9.    Duties of NMS

      NMS shall:

            a. Use its best efforts to sell and promote the sales of products in the Territory and to abide by KHL's company's policies.
            b.    Make demonstrations to promote sales.
            c. Contact and solicit prospective purchasers of the products in the Territory. d. Assign dedicated staff for the purpose of operating ColorMax business in the Territory.
                  A list of these staff and doctors shall be forwarded to KHL.

10.   Duties of KHL

      KHL shall:

            a.    Deliver orders placed by NMS.
            b.    Support technical training.
            c.    Provide product information.
            d.    Furnish advertising and promotional information.

11.   Relationship of Parties

      NMS's relationship to KHL in the performance of this Agreement is that of an independent contractor. NMS, its agents, or employees, shall under no circumstances represent themselves as agents or representatives of KHL or its subsidiaries; furthermore, they shall not make any commitment or contract for or on behalf of KHL, or in its name or otherwise bind KHL in any way.

12.   No License and No Partnership

      Nothing in this Agreement is intended to grant any rights to NMS under any patent or intellectual properties or proprietary technologies. Nothing herein contained shall be construed so as to constitute the parties hereto as partners or as joint ventures, or either as agent of KHL, and NMS does not have the power to obligate or bind KHL in any manner whatsoever.

13.   Non-Disclosure and Non-Compete

      NMS agrees not to use any confidential data disclosed by KHL except for its own use or for any purposes approved by KHL in writing. All employees and staff who shall engage in ColorMax businesses shall observe such restrictions. During the term of this Agreement, NMS shall not sell, leases, promote or distribute any products, which uses similar technologies, and compete with ColorMax Products in the Territory.



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14.   Governing Law

      This Agreement shall be governed by and shall be construed in accordance with Hong Kong law and the courts of Hong Kong, but may be enforced in any court having jurisdiction over the offending party's places of business, and shall be binding upon the parties hereto worldwide.

15.   Assignment

      This Agreement may not be transferred, assigned, pledged, mortgaged or otherwise disposed of by NMS in whole or in part without written authorization from KHL.

16.   Force Majeure

   In the event that KHL's performance of its obligations under this agreement is made impossible by fire, flood, earthquake, other act of nature, riot,
   insurrection,  war,  strike  or  other  civil  disturbance,   collectively
   referred to as force majeure, KHL shall be excused from the performance of its obligations hereunder for the duration of such force majeure, together with the period necessitated by such fore majeure to overcome such force majeure.

17.   Indemnity

      KHL will assume no liability to NMS or to third parties with respect to the performance characteristics of ColorMax Products. NMS shall indemnify KHL against losses incurred to claims of third parties against KHL involving the sale of ColorMax Products. NMS shall maintain at its own expense in full force and effect at all times which ColorMax Products are being sold and used, with a recognized and responsible insurance carrier licensed to do business in the Territory, reasonably acceptable to KHL, product liability insurance.

18.   Term and Termination

      a. This agreement shall have a duration of ten (10) years with an effective date of first commencement of 1st day of June, 1999. However, the initial contract year shall be the 18 month period from the date that this agreement is signed. This agreement shall be automatically extended for another two (2) terms, if NMS performs this agreement signed.
      b. If NMS makes any assignments of assets or business for the benefit of creditors, or a trustee or receiver is appointed to conduct its business or affairs, or it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, then the rights granted herein shall forthwith cease and terminate without prior notice or legal action by KHL.

19.   Severability

      If, for any reason, any part of this Agreement is deemed to be unlawful, or is otherwise invalidated by the Parties, or by any court of competent jurisdiction, the remaining parts of this Agreement shall remain in full force and effect.

20.   Entire Contract

      This Agreement contains the entire understanding of the parties and supersedes all previous verbal and written agreements, representation or warranties.

21.   Signature

      Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Agreement shall be deemed as executed when an executed facsimile hereof is transmitted by party to the other party.

KIMROSE HOLDINGS LIMITED                  NANO MATERIAL SCIENCE, INC.


By: /s/ Edward Leung                      By: /s/ John Pinnel
        Edward Leung                              John Pinnel
        Director                                  Operations Director

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                                     ASSIGNMENT

      Nano Material Science Group, Inc. hereby assigns the whole right and responsibility for the ColorMax Exclusive Distributorship Agreement dated July 6th, 1999 to Renu-U International, Inc., Anaheim, CA, USA. Kimrose Holdings Limited hereby accepts and authorizes the assignment effective as of August 27th, 1999.

KIMROSE HOLDINGS LIMITED                          NANO MATERIAL SCIENCE, INC.


By: /s/ Edward Leung                              By: /s/ John Pinnel
        Edward Leung                                      John Pinnel
        Director                                      Operations Director




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